POWER OF ATTORNEY

We, the undersigned Trustees and officers of Putnam Asset Allocation Funds, hereby severally constitute and appoint Kenneth R. Leibler, George Putnam, III, Jonathan S. Horwitz, Bryan Chegwidden and James E. Thomas, and each of them singly, our true and lawful attorneys, with full power to them and each of them, to sign for us, and in our names and in the capacities indicated below, the Registration Statement on Form N-14 of Putnam Asset Allocation Funds, on behalf of its Putnam Multi-Asset Income Fund series (relating to its proposed acquisition of Putnam Multi-Asset Absolute Return Fund) and any and all amendments (including post-effective amendments) to said Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto our said attorneys, and each of them acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratify and confirm all that said attorneys or any of them may lawfully do or cause to be done by virtue thereof.

WITNESS my hand and seal on the date set forth below.

Signature	Title	Date
/s/ Kenneth R. Leibler Kenneth R. Leibler	Chair of the Board and Trustee	June 24, 2022
/s/ Robert L. Reynolds Robert L. Reynolds	President and Trustee	June 24, 2022
/s/ Jonathan S. Horwitz Jonathan S. Horwitz	Executive Vice President, Principal Executive Officer and Compliance Liaison	June 24, 2022
/s/ Janet C. Smith Janet C. Smith	Vice President, Principal Financial Officer, Principal Accounting Officer and Assistant Treasurer	July 12 , 2022
/s/ Liaquat Ahamed Liaquat Ahamed	Trustee	June 24, 2022
/s/ Barbara M. Baumann Barbara M. Baumann	Trustee	June 24, 2022

/s/ Katinka Domotorffy Katinka Domotorffy	Trustee	June 24, 2022
/s/ Catharine Bond Hill Catharine Bond Hill	Trustee	June 24, 2022
/s/ George Putnam, III George Putnam, III	Trustee	June 24, 2022
/s/ Manoj P. Singh Manoj P. Singh	Trustee	June 23, 2022
/s/ Mona K. Sutphen Mona K. Sutphen	Trustee	June 23, 2022